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EXHIBIT 23.1

     WILLIAMS & WEBSTER, P.S.
      CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS CONSULTANTS
                Bank of America Financial Center
                        601 W. Riverside
      Suite 1940
                Spokane, Washington 99201-0611
                        (509) 838-5111
                      FAX (509) 838-5114
                 wwpcpas@williams-webster.com



Board of Directors
Reward Enterprises
Richmond, BC V7B 1Y3


            CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our audit report dated August 4, 2000, on the financial statements of Reward Enterprises as of June 30, 2000, for filing with and attached to the Form S-8.



                              /s/ Williams & Webster, P.S.
                              Williams & Webster, P.S.
                              Certified Public Accountants
                              Spokane, Washington


                              December 1, 2000